UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2019

Strategic Storage Trust IV, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55928

Maryland	81-2847976
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Strategic Storage Trust IV, Inc., a Maryland corporation (the “Company”), hereby amends its Current Report on Form 8-K dated November 5, 2019, for the purpose of filing the financial statements and pro forma financial information with respect to the Company’s acquisition of a portfolio of four self storage facilities located in the States of Florida, North Carolina and Virginia (the “Four Property Portfolio”) from unaffiliated third parties in accordance with Rule 3-14 and Article 11 of Regulation S-X.

Independent Auditor’s Report

To the Board of Directors and Stockholders

Strategic Storage Trust IV, Inc.

Ladera Ranch, California

We have audited the accompanying combined statement of revenues and certain operating expenses (the "financial statement") of the four self storage properties located in the States of Florida, North Carolina and Virginia acquired on November 5, 2019 (the "Four Property Portfolio") for the year ended December 31, 2018, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management of the seller of the Four Property Portfolio is responsible for the preparation and fair presentation of the financial statement in conformity with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and certain operating expenses as described in Note 1 to the financial statement of the Four Property Portfolio for the year ended December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Four Property Portfolio’s combined revenues and expenses. Our opinion is not modified with respect to that matter.

/s/ BDO USA, LLP

Costa Mesa, California

January 17, 2020

FOUR PROPERTY PORTFOLIO

COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2018 and the Nine Months Ended September 30, 2019 (Unaudited)

		Nine Months Ended
	Year Ended	September 30, 2019
	December 31, 2018	(Unaudited)
Revenues Self storage rental revenue	1,437,302	2,046,167
Ancillary operating revenue	38,748	44,205
Total revenues	$1,476,050	$2,090,372

Certain operating expenses
Property operating expenses	508,776	582,247
Marketing expense	59,644	89,201
Property insurance	28,199	33,350
Real estate taxes	206,430	216,653
Total certain operating expenses	803,049	921,451
Revenues in excess of certain operating expenses	$673,001	$1,168,921

See Notes to Combined Statements of Revenues and Certain Operating Expenses.

FOUR PROPERTY PORTFOLIO

NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2018 and the Nine Months Ended September 30, 2019 (Unaudited)

Note 1 - Organization and basis of presentation

The financial statements include the combined revenues and certain operating expenses of four self storage properties located in Ocoee, Florida, University City and Ardrey Kell, North Carolina and Charlottesville, Virginia (the "Four Property Portfolio"). Strategic Storage Trust IV, Inc. (the "Company") acquired the Four Property Portfolio on November 5, 2019 for a purchase price of approximately $64.5 million, plus closing and acquisition costs.

The accompanying combined financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for the acquisition of real estate properties. The combined financial statements are not representative of the actual operations of the Four Property Portfolio for the periods presented because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Four Property Portfolio have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and intangible amortization expense and certain other allocated corporate expenses not directly related to the operations of the Four Property Portfolio. Therefore, the combined financial statements may not be comparable to a statement of operations for the Four Property Portfolio after its acquisition by the Company. The properties in the Four Property Portfolio commenced operations as follows: University City, North Carolina in April 2017, Charlottesville, Virginia in December 2017, Ardrey Kell, North Carolina in May 2018 and Ocoee, Florida in February 2019.

Note 2 - Summary of significant accounting policies

Basis of accounting

The combined financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

The combined statement of revenues and certain operating expenses for the nine months ended September 30, 2019 is unaudited; however, management of the seller believes that all material adjustments of a normal, recurring nature considered necessary for a fair presentation of the combined interim statement of revenues and certain operating expenses have been included. The interim financial information does not necessarily represent or indicate what the operating results would be for a full year.

Revenue recognition

Self storage rental revenue is recognized when due over the lease terms, which are generally month-to-month leases.

Certain operating expenses

Certain operating expenses represent the direct expenses of operating the Four Property Portfolio and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the Four Property Portfolio.

Use of estimates

The preparation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America requires management of the seller of the Four Property Portfolio to make certain estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could materially differ from those estimates.

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred.

FOUR PROPERTY PORTFOLIO

NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2018 and the Nine Months Ended September 30, 2019 (Unaudited)

Note 3 - Commitments and contingencies

The Four Property Portfolio, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the management of the seller of the Four Property Portfolio, any liability resulting from such litigation would not be material in relation to the Four Property Portfolio's combined financial position and results of operations.

Note 4 - Subsequent events

The Company has evaluated subsequent events through January 17, 2020, the date the combined financial statements were available to be issued.

STRATEGIC STORAGE TRUST IV, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2019 has been prepared to give effect to the acquisition of the four self storage properties in the States of Florida, North Carolina and Virginia (the “Four Property Portfolio”) from an unaffiliated third party as if the acquisitions were completed on September 30, 2019 by Strategic Storage Trust IV, Inc. (the “Company”). The Four Property Portfolio was acquired on November 5, 2019.

The information included in the “Strategic Storage Trust IV, Inc. Historical” column of the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2019 sets forth the Company’s unaudited historical consolidated balance sheet which is derived from the Company’s consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended September 30, 2019.

The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2018 gives effect to the acquisition of the following properties acquired in 2018 as if they were completed on January 1, 2018 by the Company:

•	Riverside Property (acquired on March 27, 2018);
•	Las Vegas I Property (acquired on April 5, 2018);
•	Puyallup Property (acquired on May 22, 2018);
•	Las Vegas II Property (acquired on July 18, 2018);
•	Naples Property (acquired on August 1, 2018); and
•	Houston Portfolio (six properties acquired on October 10, 2018 and one property acquired on November 6, 2018).

Additionally, the following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2018 also gives effect to the acquisition of the following properties acquired in 2019 as if they were completed on January 1, 2018 by the Company:

•	Plant City Property (acquired on January 8, 2019);
•	Newark Property (acquired on March 26, 2019);
•	Redmond Property (acquired on July 23, 2019); and
•	Four Property Portfolio (four properties acquired on November 5, 2019).

Pro Forma adjustments for the Riverside Property, Las Vegas I Property, Puyallup Property, Las Vegas II Property, Naples Property and Houston Portfolio are included in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2018 in the “2018 Property Acquisitions” column. Pro Forma adjustments for the Plant City Property, Newark Property and Redmond Property are included in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2018 in the “2019 Property Acquisitions” column.

The information included in the “Strategic Storage Trust IV, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2018 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2018.

The following Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2019, gives effect to the acquisition of the following properties as if they were completed on January 1, 2018 by the Company:

•	Plant City Property (acquired on January 8, 2019);
•	Newark Property (acquired on March 26, 2019);
•	Redmond Property (acquired on July 23, 2019); and
•	Four Property Portfolio (four properties acquired on November 5, 2019).

Pro Forma adjustments for the Plant City Property, Newark Property and Redmond Property are included in the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2019 in the “2019 Property Acquisitions” column.

The information included in the “Strategic Storage Trust IV, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2019 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended September 30, 2019.

The information included in the “Four Property Portfolio Acquisition” column in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 sets forth the Four Property Portfolio’s historical statement of revenues and certain operating expenses for the year ended December 31, 2018 and the nine months ended September 30, 2019, respectively, as included in the accompanying Statements of Revenues and Certain Operating Expenses in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. The properties in the Four Property Portfolio commenced operations as follows and the unaudited pro forma adjustments represent the earliest periods presented or the date that operations commenced: University City, North Carolina in April 2017, Charlottesville, Virginia in December 2017, Ardrey Kell, North Carolina in May 2018 and Ocoee, Florida in February 2019.

The following Unaudited Pro Forma Consolidated Financial Statements are based on the historical consolidated financial statements of the Company and the historical statements of operations of the acquisitions noted above.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. These unaudited pro forma consolidated financial statements do not purport to represent what the actual financial position or results of the Company would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

The Unaudited Pro Forma Consolidated Financial Statements set forth below should be read in conjunction with the audited consolidated financial statements and related notes of the Company included in the SEC filings discussed above.

STRATEGIC STORAGE TRUST IV, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

September 30, 2019

	Strategic Storage Trust IV, Inc. Historical Note (1)	Four Property Portfolio Acquisition Notes (2) and (3)		Strategic Storage Trust IV, Inc. Pro Forma
ASSETS
Real estate facilities:
Land	$44,974,823	$7,473,000	a	$52,447,823
Buildings	135,060,134	54,313,645	a	189,373,779
Site improvements	9,934,577	1,160,000	a	11,094,577
	189,969,534	62,946,645		252,916,179
Accumulated depreciation	(5,215,003)	—		(5,215,003)
	184,754,531	62,946,645		247,701,176
Construction in process	279,269	—		279,269
Real estate facilities, net	185,033,800	62,946,645		247,980,445
Cash and cash equivalents	5,544,598	1,550,344	b	7,094,942
Restricted cash	94,761	—		94,761
Investments in unconsolidated real estate ventures	10,702,762	—		10,702,762
Other assets, net	6,540,753	(1,378,148)	c	5,162,605
Debt issuance costs, net of accumulated amortization	1,074,042	318,588	e	1,392,630
Intangible assets, net of accumulated amortization	3,077,818	1,766,000	a	4,843,818
Total assets	$212,068,534	$65,203,429		$277,271,963
LIABILITIES AND EQUITY
Secured debt, net	$44,143,987	$65,000,000	e	$109,143,987
Accounts payable and accrued liabilities	3,231,887	203,429	d	3,435,316
Due to affiliates	3,811,986	—		3,811,986
Distributions payable	1,020,286	—		1,020,286
Total liabilities	52,208,146	65,203,429		117,411,575
Commitments and contingencies
Redeemable common stock	4,962,204	—		4,962,204
Equity:
Strategic Storage Trust IV, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at September 30, 2019	—	—		—
Class A Common stock, $0.001 par value; 315,000,000 shares authorized; 4,334,705 shares issued and outstanding at September 30, 2019	4,336	—		4,336
Class T Common stock, $0.001 par value; 315,000,000 shares authorized; 3,383,974 shares issued and outstanding at September 30, 2019	3,384	—		3,384
Class W Common stock, $0.001 par value; 70,000,000 shares authorized; 915,484 shares issued and outstanding at September 30, 2019	915	—		915
Additional paid-in capital	181,730,816	—		181,730,816
Distributions	(13,863,013)	—		(13,863,013)
Accumulated deficit	(13,058,244)	—		(13,058,244)
Accumulated other comprehensive loss	(46,146)	—		(46,146)
Total Strategic Storage Trust IV, Inc. equity	154,772,048	—		154,772,048
Noncontrolling interest in our Operating Partnership	126,136	—		126,136
Total equity	154,898,184	—		154,898,184
Total liabilities and equity	$212,068,534	$65,203,429		$277,271,963

See accompanying notes to the unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE TRUST IV, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2018

	Strategic Storage	2018	2019	Four Property
	Trust IV, Inc.	Property	Property	Portfolio	Pro Forma		Strategic Storage
	Historical	Acquisitions	Acquisitions	Acquisition	Adjustments		Trust IV, Inc.
	Note (1)	Notes (1) and (2)	Notes (1) and (2)	Note (2)	Note (4)		Pro Forma
Revenues:
Self storage rental revenue	$5,736,613	$6,797,669	$4,908,895	$1,437,302	$—		$18,880,479
Ancillary operating revenue	27,415	24,094	42,858	38,748	—		133,115
Total revenues	5,764,028	6,821,763	4,951,753	1,476,050	—		19,013,594
Operating expenses:
Property operating expenses	1,851,022	2,536,462	1,491,173	803,049	312,897	f	6,994,603
Property operating expenses - affiliates	963,695	—	—	—	2,626,271	g	3,589,966
General and administrative	1,713,540	—	—	—	—		1,713,540
Depreciation	1,656,502	—	—	—	4,475,416	h	6,131,918
Intangible amortization expense	1,759,531	—	—	—	5,005,820	h	6,765,351
Acquisition expense - affiliates	666,416	—	—	—	—	i	666,416
Other property acquisition expenses	670,816	—	—	—	(395,150)	i	275,666
Total operating expenses	9,281,522	2,536,462	1,491,173	803,049	12,025,254		26,137,460
Operating income (loss)	(3,517,494)	4,285,301	3,460,580	673,001	(12,025,254)		(7,123,866)
Other income (expense):
Interest expense	(907,602)	—	—	—	(3,197,450)	j	(4,105,052)
Interest expense – debt issuance costs	(434,029)	—	—	—	(75,147)	k	(509,176)
Other	139,172	—	—	—	—		139,172
Net income (loss)	(4,719,953)	4,285,301	3,460,580	673,001	(15,297,851)		(11,598,922)
Net loss attributable to the noncontrolling interests in our Operating Partnership	11,668	—	—	—	(881)	l	10,787
Net income (loss) attributable to Strategic Storage Trust IV, Inc. common shareholders	$(4,708,285)	$4,285,301	$3,460,580	$673,001	$(15,298,732)		$(11,588,135)
Net loss per Class A share - basic and diluted	$(1.39)						$(1.21)
Net loss per Class T share - basic and diluted	$(1.39)						$(1.21)
Net loss per Class W share - basic and diluted	$(1.39)						$(1.21)
Weighted average Class A shares outstanding – basic and diluted	2,179,746						4,926,208	m
Weighted average Class T shares outstanding – basic and diluted	971,724						3,661,647	m
Weighted average Class W shares outstanding – basic and diluted	231,901						961,293	m

See accompanying notes to the unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE TRUST IV, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2019

	Strategic Storage	2019	Four Property
	Trust IV, Inc.	Property	Portfolio	Pro Forma		Strategic Storage
	Historical	Acquisitions	Acquisition	Adjustments		Trust IV, Inc.
	Note (1)	Notes (1) and (2)	Note (2)	Note (4)		Pro Forma
Revenues:
Self storage rental revenue	$12,173,703	$1,045,521	$2,046,167	$—		$15,265,391
Ancillary operating revenue	97,789	13,745	44,205	—		155,739
Total revenues	12,271,492	1,059,266	2,090,372	—		15,421,130
Operating expenses:
Property operating expenses	4,145,330	332,162	921,451	80,873	f	5,479,816
Property operating expenses - affiliates	2,078,575	—	—	785,069	g	2,863,644
General and administrative	1,782,454	—	—	—		1,782,454
Depreciation	3,533,813	—	—	1,438,641	h	4,972,454
Intangible amortization expense	3,774,255	—	—	(345,774)	h	3,428,481
Acquisition expense - affiliates	481,857	—	—	—	i	481,857
Other property acquisition expenses	313,089	—	—	(256,202)	i	56,887
Total operating expenses	16,109,373	332,162	921,451	1,702,607		19,065,593
Operating income (loss)	(3,837,881)	727,104	1,168,921	(1,702,607)		(3,644,463)
Other income (expense):
Interest expense	(2,109,907)	—	—	(1,246,358)	j	(3,356,265)
Interest expense – debt issuance costs	(1,157,426)	—	—	775,544	k	(381,882)
Other	(23,007)	—	—	—		(23,007)
Net income (loss)	(7,128,221)	727,104	1,168,921	(2,173,421)		(7,405,617)
Less: Net loss attributable to the noncontrolling interests in our Operating Partnership	9,017	—	—	(4,058)	l	4,959
Net income (loss) attributable to Strategic Storage Trust IV, Inc. common shareholders	$(7,119,204)	$727,104	$1,168,921	$(2,177,479)		$(7,400,658)
Net loss per Class A share - basic and diluted	$(1.00)					$(0.56)
Net loss per Class T share - basic and diluted	$(1.00)					$(0.56)
Net loss per Class W share - basic and diluted	$(1.00)					$(0.56)
Weighted average Class A shares outstanding - basic and diluted	3,724,703					6,471,165	m
Weighted average Class T shares outstanding - basic and diluted	2,684,644					5,374,567	m
Weighted average Class W shares outstanding - basic and diluted	691,591					1,420,983	m

See accompanying notes to the unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE TRUST IV, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The historical column of the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2019 was derived from the Company’s unaudited consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended September 30, 2019.

The historical column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2018 was derived from the Company’s consolidated statement of operations included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2018.

The historical column of the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2019 was derived from the Company’s unaudited consolidated statement of operations included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended September 30, 2019.

The 2018 and 2019 property acquisition columns in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 set forth the acquired properties’ incremental historical revenues and certain operating expenses for the period from January 1, 2018 through the respective acquisition’s date of acquisition. The properties in the Four Property Portfolio commenced operations as follows and the unaudited pro forma adjustments represent the earliest periods presented or the date that operations commenced: University City, North Carolina in April 2017, Charlottesville, Virginia in December 2017, Ardrey Kell, North Carolina in May 2018 and Ocoee, Florida in February 2019.

Note 2. Acquisitions

2018 Property Acquisitions

Riverside Property

On March 27, 2018, the Company closed on a self storage facility located in Riverside, California (the “Riverside Property”) for a purchase price of approximately $6.9 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

Las Vegas I Property

On April 5, 2018, the Company closed on a self storage facility located in Las Vegas, Nevada (the “Las Vegas I Property”) for a purchase price of approximately $9.2 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

Puyallup Property

On May 22, 2018, the Company closed on a self storage facility located in Puyallup, Washington (the “Puyallup Property”) for a purchase price of approximately $13.6 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

Las Vegas II Property

On July 18, 2018, the Company closed on a self storage facility located in Las Vegas, Nevada (the “Las Vegas II Property”) for a purchase price of approximately $12.8 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

Naples Property

On August 1, 2018, the Company closed on a self storage facility located in Naples, Florida (the “Naples Property”) for a purchase price of approximately $27.3 million, plus closing and acquisition costs, which was funded with net proceeds of the Company’s offering and a draw on the KeyBank Credit Facility, as defined below.

Houston Portfolio

On October 10, 2018, the Company closed on six of the seven self storage facilities in a portfolio located in the State of Texas (the “Houston Portfolio”) for a purchase price of approximately $51.5 million, plus closing and acquisition costs, which was funded with net proceeds of the Company’s offering and a draw on the KeyBank Credit Facility, as defined below. In connection with the acquisition of the property in Katy, Texas (the “Katy Property”) in the Houston Portfolio, the Katy Loan, as defined below, was assumed. On November 6, 2018, the Company closed on the seventh self storage facility in the Houston Portfolio for a purchase price of approximately $7 million, plus closing costs and acquisition costs, which was funded with net proceeds of the Company’s offering and a draw on the KeyBank Credit Facility, as defined below.

2019 Property Acquisitions

Plant City Property

On January 8, 2019, the Company closed on a self storage facility located in Plant City, Florida (the “Plant City Property”) for a purchase price of approximately $14.5 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering and a $6 million draw on the KeyBank Credit Facility, as defined below.

Newark Property

On March 26, 2019, the Company closed on a self storage facility located in Newark, New Jersey (the “Newark Property”) for a purchase price of approximately $30 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

Redmond Property

On July 23, 2019, the Company closed on a self storage facility located in Redmond, Washington (the “Redmond Property”) for a purchase price of approximately $11.5 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering and a $9 million draw on the Revolving KeyBank Credit Facility, as defined below.

Four Property Portfolio

On November 5, 2019, the Company closed on four self storage facilities in a portfolio located in the States of Florida, North Carolina and Virginia (the “Four Property Portfolio”) for a purchase price of approximately $64.5 million, plus closing and acquisition costs, which was primarily funded with a $65 million draw on the Revolving KeyBank Credit Facility, as defined below.

KeyBank Credit Facility

On July 31, 2018, the Company, through certain affiliated entities (collectively, the “Borrower”), entered into a credit agreement (the “Credit Agreement”) with KeyBank which had a maximum borrowing capacity of $70 million (the “KeyBank Credit Facility”). However, certain financial requirements with respect to both the Borrower and the “Pool” of “Mortgaged Properties” (as each term is defined in the Credit Agreement) must be satisfied prior to making any drawdowns on the KeyBank Credit Facility in accordance with the Credit Agreement. In order to finance a portion of the Naples Property acquisition, the Company borrowed $17 million on the KeyBank Credit Facility. In order to finance a portion of the Houston Portfolio, the Company borrowed an additional approximately $45 million on the KeyBank Credit Facility. In order to finance a portion of the Plant City Property acquisition, the Company borrowed $6 million on the KeyBank Credit Facility.

The KeyBank Credit Facility was a term loan with a maturity date of July 31, 2019. On June 27, 2019, the KeyBank Credit Facility had a balance of $43 million which was repaid in full and terminated with proceeds from the Revolving KeyBank Credit Facility, as defined below.

Borrowings under the KeyBank Credit Facility bore interest at the Borrower’s option of either (x) LIBOR plus 275 basis points, or (y) or Base Rate (as defined in the Credit Agreement) plus 175 basis points.

Katy Loan

In connection with the acquisition of the Katy Property, through a special purpose entity formed to acquire and hold the Katy Property, the Company assumed an approximately $2.3 million loan from John Hancock Life Insurance Company (U.S.A) (the “Katy Loan”), which is secured by a deed of trust on the Katy Property. The Katy Loan has a fixed annual interest rate of approximately 6.4% and matures on September 1, 2031.

Revolving KeyBank Credit Facility

On June 27, 2019, the Company, through certain affiliated entities (collectively, the “Borrower”), entered into an amended and restated credit agreement (the “Revolving KeyBank Credit Facility”) with KeyBank, as administrative agent and KeyBanc Capital Markets, LLC, as sole book runner and sole lead arranger. The Revolving KeyBank Credit Facility replaced the KeyBank Credit Facility. The Revolving KeyBank Credit Facility had an initial maximum borrowing capacity of $55 million but may be increased up to $245 million, to a maximum credit facility of $300 million, in minimum increments of $20 million, which KeyBank will arrange on a best effort basis. On August 9, 2019, the Company entered into an amendment and joinder to amend and restate the Revolving KeyBank Credit Facility (the “First Amendment”) with KeyBank. Under the terms of the First Amendment, the Company added an additional $45 million to the maximum borrowing capacity for a total of $100 million with the admission of Texas Capital Bank (“Texas Capital”), Fifth Third Bank (“Fifth Third”) and SunTrust Bank (“SunTrust”) (the “Subsequent Lenders”). The Subsequent Lenders also became a party to the Revolving KeyBank Credit Facility through a joinder agreement in the First Amendment.

On November 5, 2019, the Company entered into an amendment and joinder to amend and restate the Revolving KeyBank Credit Facility (the “Second Amendment”) with KeyBank. Under the terms of the Second Amendment, the Company added an additional $35 million to increase the maximum borrowing capacity to a total of $135 million, subject to certain financial requirements with respect to both the Borrower and the “Pool” of “Mortgaged Properties” (as defined in the Revolving KeyBank Credit Facility). In order to finance a portion of the Redmond acquisition, the Company borrowed $9 million on the Revolving KeyBank Credit Facility. In order to finance the Four Property Portfolio, the Company borrowed an additional $65 million on the Revolving KeyBank Credit Facility. Subsequent to the acquisition of the Four Property Portfolio, the Revolving KeyBank Credit Facility had a balance of $105 million.

The Revolving KeyBank Credit Facility is a term loan that has a maturity date of June 27, 2022, with two one-year extension options subject to certain conditions outlined further in the Revolving KeyBank Credit Facility.

Borrowings under the Revolving KeyBank Credit Facility bear interest at the Borrower’s option of either (x) Adjusted LIBO Rate plus the Applicable Rate, or (y) or the Maximum Rate (as defined in the Revolving KeyBank Credit Facility).  The Applicable Rate means the percentage rate corresponding to the Company’s total leverage, which are as follows: (1) 225 basis points with a total leverage ratio greater than or equal to 55%; (2) 200 basis points with a total leverage ratio greater than or equal to 45% but less than 55%; (3) 175 basis points with a total leverage ratio greater than or equal to 35% but less than 45%; and (4) 150 basis points with a total leverage ratio less than 35%.

Note 3. Unaudited Consolidated Balance Sheet – Pro Forma Adjustments

(a)

Reflects the cost of tangible assets and identified intangible assets acquired based on their estimated relative fair values. The purchase price allocations for the Four Property Portfolio are preliminary and subject to change.

(b)	Reflects the net cash after the $65 million draw on the Revolving KeyBank Credit Facility to purchase the Four Property Portfolio, including closing and acquisition costs.
(c)	Adjustment primarily relates to the $1.5 million earnest money deposits outstanding as of September 30, 2019 used to purchase the Four Property Portfolio.
(d)	Adjustment relates to prepaid customer rent assumed related to the Four Property Portfolio.
(e)

The acquisition of the Four Property Portfolio was primarily funded with a draw of $65 million under the Revolving KeyBank Credit Facility. In conjunction with the expansion of the Revolving KeyBank Credit Facility, the Company capitalized debt issuance costs of approximately $0.3 million which are included in Debt issuance costs, net of accumulated amortization.

Note 4. Unaudited Consolidated Statements of Operations – Pro Forma Adjustments

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Four Property Portfolio has been shown separately in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2018 and the nine months ended September 30, 2019. Additional property acquisitions are combined pursuant to their acquisition dates in 2018 and 2019 and are also reflected in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2018 and the nine months ended September 30, 2019.

(f)

Adjustment primarily represents adjusting property operating expenses to include the estimated change in the cost of property taxes as compared to the respective property’s historical results under the previous owner as a result of the corresponding change in the property’s assessed value.

(g)

Adjustment reflects management fees pursuant to the Company’s property management and advisory agreements. The Company’s property manager is entitled to a monthly fee equal to the greater of $3,000 or 6% of gross revenues. In addition, the Company’s advisor is entitled to a monthly asset management fee of one-twelfth of 1% of average invested assets, as defined.

(h)

Reflects the depreciation and intangible amortization expense resulting from the acquisitions during 2018 and 2019 as if each property was acquired on January 1, 2018. Such depreciation and intangible amortization expense for the 2018 Property Acquisitions was based on final purchase price allocations totaling approximately $24.8 million to land, approximately $5.4 million to site improvements, approximately $93.0 million to building, and approximately $5.5 million to intangible assets. Such depreciation and intangible amortization expense for the 2019 Property Acquisitions (excluding the Four Property Portfolio) was based on final purchase price allocations totaling approximately $18.5 million to land, approximately $3.4 million to site improvements, approximately $31.5 million to building, and approximately $2.7 million to intangible assets. Such depreciation and intangible amortization expense for the Four Property Portfolio was based on preliminary purchase price allocations of approximately $7.5 million to land, approximately $1.2 million to site improvements, approximately $54.3 million to building, and approximately $1.8 million to intangible assets. Depreciation expense on the purchase price allocated to buildings is recognized using the straight-line method over a 35 year life and the depreciation for the site improvements is recognized using the straight-line method over a 10 year life. Intangible amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over the estimated respective benefit period of approximately 18 months. The purchase price allocations for the Four Property Portfolio are preliminary and therefore depreciation and intangible amortization expense are preliminary and are subject to change.

(i)

Historical property acquisition expenses attributable to the 2018 Property Acquisitions, 2019 Property Acquisitions and the Four Property Portfolio that did not meet the Company’s capitalization policy have been excluded from the Pro Forma Consolidated Statement of Operations because they are non-recurring costs attributable to these acquisitions. The remaining amount of other property acquisition expenses for the year ended December 31, 2018 and nine months ended September 30, 2019 represents costs associated with acquisitions that were either terminated or not yet closed.

(j)

For the nine months ended September 30, 2019, the adjustment reflects the additional estimated interest expense at the average applicable interest rate of approximately 4.1%, which was based on the LIBOR rate plus 175 basis points, for the Revolving KeyBank Credit Facility as if the loan draws, which were utilized to complete the 2019 and Four Property Portfolio acquisitions, were outstanding for the full nine months ended September 30, 2019. For the year ended December 31, 2018, the adjustment reflects the additional estimated interest expense at the average applicable interest rate of approximately 3.8%, which was based on the LIBOR rate plus 175 basis points, for the Revolving KeyBank Credit Facility as if the loan draws, which were utilized to complete the 2018, 2019 and Four Property Portfolio acquisitions, were outstanding for the full year ended December 31, 2018.

Adjustment also reflects the additional estimated interest expense at a rate of 6.4% for the Katy Loan as if the loan was assumed for the full year ended December 31, 2018. The Katy Loan bears a fixed annual interest rate of approximately 6.4%.

If the underlying floating rate on the Revolving KeyBank Credit Facility were to increase or decrease by 1/8 percent from the initial rate, the effect on interest expense would be approximately $131,000 for the year ended December 31, 2018. If the underlying floating rate on the Revolving KeyBank Credit Facility were to increase or decrease by 1/8 percent from the initial rate, the effect on interest expense would be approximately $98,000 for the nine months ended September 30, 2019.

(k)

Represents the amortization of debt issuance costs from the Katy Loan and Revolving KeyBank Credit Facility used in connection with the 2018 acquisitions, 2019 acquisitions and Four Property Portfolio assuming the debt issuance costs were incurred on January 1, 2018.

(l)

Noncontrolling interest is adjusted based on the additional pro forma losses and allocated based on outstanding units in the Company’s Operating Partnership as of December 31, 2018 and September 30, 2019.

(m)	Adjustment reflects additional shares issued in order to generate cash needed, net of borrowings, to acquire pro forma properties as if completed on January 1, 2018.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust IV, Inc.

Date: January 17, 2020	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer